UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2008

Date of Report (Date of earliest event reported)

FOREVERGREEN WORLDWIDE CORPORATION (Name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-26973 (Commission File Number)	87-0621709 (IRS Employer Identification No.)
972 North 1430 West, Orem, Utah (Address of principal executive offices)		84057 (Zip code)

Registrant’s telephone number, including area code:  (801) 655-5500

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

In this report references to “ForeverGreen Worldwide,” “we,” “us,” and “our” refer to ForeverGreen Worldwide Corp.

FORWARD LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This report contains these types of statements.  Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 23, 2008, ForeverGreen Worldwide Corporation’s wholly-owned subsidiary, ForeverGreen International, LLC (“ForeverGreen LLC”), entered into an exclusive sales and marketing agreement with Marine Life Sciences, LLC (“MLS“).  The principal members of MLS are affiliates of ForeverGreen Worldwide, as described below.  Under this agreement ForeverGreen LLC obtains a royalty payment from MLS on certain formulas of personal care products owned by ForeverGreen LLC and in exchange ForeverGreen LLC grants to MLS the exclusive right to market and sell and offer for sale in retail stores throughout the world these certain formulas of personal care products.  The agreement provides that the marketing right is limited to retail stores and does not include any rights to market through network marketing channels.

The initial term of the exclusive right is for a term of five years, expiring March 31, 2013.  The agreement provides for an option to extend the royalty payments to ForeverGreen LLC and the exclusive right to MLS for an additional five year term subject to MLS satisfying the terms of the initial term and the parties reaching an agreement on royalty payments for the additional five year term.  MLS agreed to develop its own branding, packaging and labeling, subject to ForeverGreen LLC’s approval, and agreed to avoid any confusion with ForeverGreen LLC’s personal care products.  MLS agreed to pay a thirty-five percent (35%) royalty to Forever Green LLC of the costs of the products within thirty days after the end of each month.  Under the agreement MLS shall communicate to ForeverGreen LLC any future product improvements, product orders, existing and new product registrations and proposed expansions of marketing.  The parties also agreed to maintain the confidentiality of the proprietary information related to the personal care products.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of the Registrant

Certain directors of ForeverGreen Worldwide Corporation have resigned and the vacancies have been filled in accordance with our bylaws.  See Item 5.02, below.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008 Robert Reitz resigned his position as a director of ForeverGreen Worldwide.  Mr. Reitz will continue on with the company serving as Senior VP of Business Analysis.  On that same date the remaining directors appointed John Clayton as a director to fill the vacancy created by Mr. Reitz’s resignation.  Mr. Clayton will serve as director until our next annual shareholders meeting.  Mr. Clayton is 43 years old and is self-employed with First Equity Holdings Corp., an investment company.  Mr. Clayton is not related to any of our current directors or officers.

On April 25, 2008 Brenda Huang resigned her position as a director of ForeverGreen Worldwide.  Ms. Huang will continue to serve the company as Chief Marketing Officer.  On that same date the remaining directors appointed George H. Brimhall as a director to fill the vacancy created by Ms. Huang’s resignation.  Mr. Brimhall will serve as director until our next annual shareholders meeting.  Mr. Brimhall is 66 years old and is self-employed with GNS Development Corp.  That company’s business focus is commercial recreational development.  He is not related to any of our current directors or officers.

On April 25, 2008, Kevin Howard resigned his position as director of ForeverGreen Worldwide.

Prior Relationships

Mr. Brimhall beneficially owns 26.6% of ForeverGreen Worldwide Corp.’s outstanding common stock and Mr. Clayton and First Equity Holdings Corp., beneficially own 11% of ForeverGreen Worldwide’s outstanding common stock.  Also, Mr. Clayton has provided a short-term loan of $150,000, with 8% interest, to ForeverGreen Worldwide that is due May 7, 2008.

Messrs. Brimhall and Clayton are the two members of MLS.  On March 28, 2008 ForeverGreen LLC entered into an exclusive world-wide marketing agreement with MLS that provided that MLS would supply ForeverGreen LLC with processed marine phytoplankton for a term of five years, thus reducing ForeverGreen LLC’s raw material costs as opposed to the previous pricing.  In April 2008, as described above under Item 1.01, MLS entered into the exclusive marketing agreement with ForeverGreen LLC for certain formulas of personal care products wherein ForeverGreen LLC receives a royalty on such formulas.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)

Exhibits

10.1

Personal Care Exclusive Sales and Marketing Agreement between ForeverGreen LLC and Marine Life Sciences, LLC, dated April 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2008	FOREVERGREEN WORLDWIDE CORPORATION By: /s/ Ronald Williams Ronald Williams, President

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